                                                                   Exhibit 10.28

                                 FIFTH AMENDMENT

                  FIFTH AMENDMENT, dated as of July 15, 1998 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of September 27, 1996 (as amended, supplemented or otherwise modified from time to time, (the "Credit Agreement"), among Petroleum Heat and Power Co., Inc. (the "Company"), the several banks and financial institutions from time to time parties thereto (collectively, the "Banks") and The Chase Manhattan Bank (formerly known as Chemical Bank), as agent for such Banks (in such capacity, the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

                  WHEREAS, the Company has requested that the Credit Agreement be amended, as more fully described herein;

                  WHEREAS, the Agent and the Banks are willing to consent to such amendments, but only upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                  2. Amendment of Subsection 1.1. Subsection 1.1 of the Credit Agreement hereby is amended by:

(a) deleting therefrom in its entirety the matrix set forth in the definition of the term "Applicable Margin" contained therein and by substituting therefor the following:

                                    Working Capital Loans
                                -------------------------------
           Interest              Alternate Base    Eurodollar      Acquisition
        Coverage Ratio              Rate Loans        Loans     Letters of Credit
        --------------          --- -----------   --- ------    -----------------
Interest Coverage Ratio A             .50%           1.75%            2.25%
Interest Coverage Ratio B             .75%           2.00%            2.50%
Interest Coverage Ratio C            1.00%           2.25%            2.75%
Interest Coverage Ratio D            1.25%           2.50%            3.00%


(b) inserting at the end of the definition of the term "Borrowing Base" contained therein the following:

                  Notwithstanding the foregoing, the Borrowing Base from time to time in effect may be reduced by the Agent from time to time (in its sole discretion) in order to adjust for (w) impairments to collectibility of any otherwise Eligible Accounts (including, without limitation, the creditworthiness of the account debtors with respect thereto), (x) changes (or newly disclosed information) with respect to the collection, accounting and reserve practices of the Company and its Subsidiaries, (y) impairments to the perfection or first priority status of the Agent's security interest in any otherwise Eligible Accounts and (z) other similar matters.

(c) deleting the date "July 15, 1998" contained in the definition of the term "Commitment Termination Date" set forth therein and by substituting therefor the date "June 29, 1999";

(d)      inserting at the end of the definition of the term "Consolidated
         Interest

         Expense" the following:

                  Notwithstanding the foregoing, any amendment fees paid or payable to the Agent and the Banks pursuant to the Fifth Amendment, dated as of July 15, 1998, to this Agreement shall be deemed not to constitute "Consolidated Interest Expense".

(e) deleting in its entirety the definition of the term "Eligible Accounts" set forth therein and by substituting therefor the following:

                           "Eligible Accounts" shall mean, as to any Person at a
                  particular date, the total outstanding balance of Accounts (as defined in the Uniform Commercial Code in effect in the State of New York) of such Person recorded on the books of such Person in accordance with GAAP:

                                    (a) which are bona fide, valid and legally
                           enforceable obligations of the account debtor in respect thereof and arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such account debtor;

                                    (b) which are not owed by an obligor which
                           is an affiliate or Subsidiary of such Person;

                                    (c) which are not owed by an obligor which
                           has taken any of the actions or suffered any of the events of the kind described in paragraph (g) of
                           Section 11;

                                    (d) which are evidenced by an invoice which
                           was issued within 15 days after the date of the transaction giving rise to such Account and which specifies a due date which is not more than 30 days after the date of such transaction; provided that (i) "budget accounts" (i.e., Accounts arising from payment plans in which the account debtor's annual billings are paid in regular installments over an extended period) and (ii) "installation installment accounts" (i.e., Accounts arising from installment contracts for the installation of boiler, furnace and similar equipment), (in each case) which do not arise from any impairment of creditworthiness of the relevant account debtor shall be deemed to be "Eligible Accounts" even if the terms of this clause
                           (d) are not satisfied;

                                    (e) which have not been outstanding for more
                           than 90 days past the initial due date set forth in the related invoice(s);

                                    (f) which are owned solely by such Person
                           free and clear of all liens or other rights or claims (including, without limitation, rights of setoff) of any other Person (except in favor of the Agent for the ratable benefit of the Banks); and

                                    (f) in which the Agent has a perfected,
                           first priority security interest;

                  provided that there shall be deducted from the amount of Eligible Accounts at any date 100% of the credit balances then existing on the books of the Company in favor of account debtors.

                  3. Amendment of Subsection 5.7. Subsection 5.7 of the Credit Agreement hereby is amended by deleting said subsection 5.7 in its entirety and by substituting therefor the following:

                  5.7 Cash Collateralization of Acquisition Letters of Credit. The Borrower shall pledge to the Agent pursuant to the Cash Collateral Agreement sufficient cash collateral so that the percentage set forth below of the Acquisition L/C Obligations from time to time outstanding is cash collateralized from and after the date set forth opposite such percentage:

                                Date                            Percentage

                         June 30, 1998                                 83.3%
                         June 28, 1999                                100.0%


                  4. Amendment of Subsection 6.1. Subsection 6.1 of the Credit Agreement hereby is amended by deleting therefrom the phrase "at the rate of 3/8 of 1%" contained therein and by substituting therefor the phrase:

         "(a) prior to July 1, 1998, at the rate of 3/8 of 1% and (b) from and after July 1, 1998, at the rate of 1/2 of 1%, in each case"

                  5. Amendment of Subsection 6.4. Subsection 6.4 of the Credit Agreement hereby is amended by deleting clause (c) thereof in its entirety and by substituting therefor the following:

                           (c) In the event that the Company or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any of the Customer Lists, then on the first Business Day after any such sale, assignment, transfer, lease or other disposition (any of the foregoing, a "Customer List Disposition"), the Company shall or shall cause any of its Subsidiaries to apply 100% of the Net Cash Proceeds thereof to (a) cash collateralize the Acquisition Letters of Credit pursuant to the Cash Collateral Agreement and (b) to the extent that the Acquisition Letters of Credit then outstanding have been fully cash collateralized or no Acquisition Letters of Credit are then in effect, reduce the Working Capital Commitments. Notwithstanding anything to the contrary contained herein, any sale, assignment, transfer, lease or other disposition of any of the Customer Lists which occurs within 180 days after the Company or any of its Subsidiaries, as the case may be, acquired such Customer Lists shall not be deemed to be a Customer List Disposition for purposes hereof.

                  6. Amendment of Subsection 8.8. Subsection 8.8 of the Credit Agreement hereby is amended by deleting therefrom each reference to the date "December 31, 1995" or "June 30, 1996" and by substituting therefor "December 31, 1997" and "March 31, 1998", respectively.

                  7. Amendment of Section 8. Section 8 of the Credit Agreement hereby is amended by inserting therein as a new subsection 8.15 the following:

                  8.15 Year 2000 Preparedness. Any reprogramming required to permit the proper functioning from and after January 1, 2000 of (a) the computer systems of the Company and its Subsidiaries and (b) equipment containing embedded microchips (including, without limitation, systems and equipment supplied by others or with which the systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment (as so reprogrammed) will be completed by June 29, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems and equipment) will not result in a Default or Event of Default or a Material Adverse Effect.

                  8. Amendment of Subsection 9.1. Subsection 9.1 of the Credit Agreement hereby is amended by:

(a) deleting clause (i) thereof in its entirety and by substituting therefor the following:

                           (i) on the third Business Day of each calendar week
                  and promptly after any day on which the Agent requests, a Borrowing Base Certificate showing the Borrowing Base as of the last day of the most recently ended calendar week or such other date as reasonably requested by the Agent, as the case may be, in each case certified as complete and correct by the chief financial officer, treasurer or president, as the case may be, of the Company together with supporting documents reasonably acceptable to the Agent; provided that, during such time as there are no outstanding extensions of credit under the Working Capital Commitments, such Borrowing Base Certificate may (in lieu of being delivered weekly) be delivered by not later than the 20th day of each calendar month (or if such day shall not be a Business Day, the next preceding Business Day) and shall reflect the Borrowing Base as of the last day of the most recently ended calendar month.

(b) deleting from clauses (b) and (f) thereof each reference to the term " chief financial officer" and by substituting therefor the phrase "chief financial officer, treasurer or president".

                  9. Amendment of Subsection 9.6. Subsection 9.6 of the Credit Agreement hereby is amended by deleting said subsection in its entirety and by substituting therefor the following:

                           9.6 Inspection of Property, Books and Records. (a) The Company shall, and shall cause its Subsidiaries to, permit any representatives of the Agent or of any Bank to visit and inspect any of their respective properties and examine and make abstracts from any of the books and records of the Company and any Subsidiary at any reasonable time and as often as may reasonably be determined.

                  (b) The Company shall, and shall cause its Subsidiaries to,
         (i) permit representatives of the Agent and of the Banks (in coordination with the Agent) to conduct audits and/or collateral examinations of the accounts receivable of the Company and its Subsidiaries and of the Borrowing Base at such times as the Agent or the Required Banks reasonably shall require and (ii) provide such assistance as the Agent reasonably may request in connection with such audits and examinations; provided that, except during such time as an Event of Default is continuing, the Agent and the Banks will not conduct more than two such audits and/or collateral examinations during the period from June 30, 1998 through the Commitment Termination Date. The Company shall pay to the Agent and the Banks the reasonable fees and expenses of the Agent and the Banks in conducting such audits and collateral examinations.

                  10. Amendment of Subsection 10.5. Subsection 10.5 of the Credit Agreement hereby is amended by deleting therefrom clauses (e) through (i) thereof in their entireties and by substituting therefor the following:

         (e) loans or advances to officers, directors and employees in the ordinary course of business for travel, entertainment and similar expenses; (g) loans in the ordinary course of business to oil delivery vehicle operators for the purpose of purchasing oil or propane delivery vehicles; (h) advances, loans and investments existing on the date hereof which are specified in the financial statements referred to in subsection 8.8 hereof; and (i) advances of oil to other companies in the oil business by way of "through-puts" in accordance with industry practice.

                  11. Amendment of Subsection 10.6. Subsection 10.6 of the Credit Agreement hereby is amended by:

(a) deleting clause (a) thereof in its entirety and by substituting therefor the following:

                           (a) Make any payment of principal of any Indebtedness
                  for borrowed money (other than amounts owing hereunder) or for the deferred purchase price of property or services, except
                  (i) at the maturity of such Indebtedness (including, without limitation, scheduled amortizations thereof), (ii) as required by mandatory prepayment provisions relating thereto, as in effect on the date hereof and (iii) Indebtedness secured by Acquisition Letters of Credit.

(b) deleting in its entirety the proviso to clause (b) thereof and by substituting therefor the following:

                  ; provided that the provisions of this subsection 10.6(b) shall not apply to (i) Restricted Payments made by any Subsidiary of the Company to any wholly-owned Subsidiary of the Company or to the Company, (ii) Restricted Payments on account of the repurchase by the Company from Irik Sevin of common stock of the Company, to the extent that (x) no Default or Event of Default has occurred and is continuing and (y) the only consideration paid on account of such repurchase is the forgiveness of the indebtedness incurred by Irik Sevin to the Company to finance the initial purchase of such common stock and (iii) other Restricted Payments (other than Restricted Payments on account of common stock of the Company and Restricted Payments on account of the voluntary redemption or repayment of Preferred Stock, which Restricted Payments shall in no event be permitted hereunder) made when no Default or Event of Default is continuing or would result therefrom.

                  12. Amendment of Subsection 10.7. Subsection 10.7 of the Credit Agreement hereby is amended by deleting said subsection in its entirety and by substituting therefor the following:

                           10.7 Consolidated Cash Flow; EBITDA. (a) Permit Consolidated Cash Flow for the first fiscal quarter of each fiscal year of the Company to be less than (i) in the case of the fiscal quarter ended March 31, 1998, $30,000,000 and (ii) otherwise, $40,000,000.

                  (b) Permit EBITDA for any year of the Company to be less than
         (i) in the case of the fiscal year ending on December 31, 1998, $34,000,000 and (ii) in the case of each other fiscal year, $40,000,000.

                  13. Amendment of Subsection 10.11. Subsection 10.11 of the Credit Agreement hereby is amended by deleting the ratio "1.35 to 1.00" contained therein and by substituting therefor the ratio "1.05 to 1.00".

                  14. Amendment of Section 10. Section 10 of the Credit Agreement hereby is amended by inserting therein as new subsections 10.12 and
10.13 the following:

                           10.12 Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets during the period of four consecutive fiscal quarters ending on or about June 30, 1999 or any period of four consecutive fiscal quarters ending thereafter, except to the extent that all such expenditures and commitments during such period of four consecutive fiscal quarters does not exceed $4,000,000 in the aggregate.

                           10.13 Bank Accounts. Maintain any material deposits with any bank or other financial institution which is not the Agent or a Lender, other than (a) amounts which are to be swept into an account with the Agent or a Lender in the ordinary course of business in accordance with past practice or (b) amounts (not to exceed $250,000 in the aggregate at any one time) required to provide good funds to permit the clearance of checks and drafts issued by the Company and its Subsidiaries in payment of accounts payable.

                  15. Amendment of Section 11. Section 11 of the Credit Agreement hereby is amended by (a) inserting at the end of clause (l) thereof the word "or" and (b) inserting therein as a new clause (m) thereof the following:

                  (m) either (i) any Person or associated group of Persons (other than the Sevin Group and the Traber Group, as each such term is defined in the Shareholders' Agreement described below) shall own capital stock of the Company having more than 25% of the voting power of all capital stock of the Company or (ii) the Shareholders' Agreement, dated as of July 28, 1992, among Malvin P. Sevin, Audrey L. Sevin, Irik P. Sevin, Phillip Ean Cohen, Thomas J. Edelman, Margot Gordon, Wolfgang Traber and the other signatories from time to time thereto shall be amended, supplemented or otherwise modified in any respect which could reasonably be expected to have an adverse effect on the rights or interests of the Agent or the Banks or which has the effect of allowing a majority of the Board of Directors of the Company to be elected or designated by Persons other than the Sevin Group (as defined in such Shareholders' Agreement, as in effect on June 30,
         1998);

                  16. Amendment of Section 13.6. Section 13.6 of the Credit Agreement hereby is amended by:

(a) deleting from clause (c) thereof the phrase "with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld)" and by substituting therefor the phrase "with the consent of the Agent and (during such time as no Event of Default is continuing) the Company (which, in each case, shall not be unreasonably withheld)"; and

(b) deleting from clause (e) thereof the phrase "(and, in the case of a Purchasing Bank which is not then a Bank or an affiliate thereof, by the Company and the Agent)" and by substituting therefor the phrase "(and, in the case of a Purchasing Bank which is not then a Bank or an affiliate thereof, by the Agent and, to the extent that no Event of Default is then continuing, the Company)".

                  17. Amendment of Exhibit H. Exhibit H to the Credit Agreement) hereby is amended by deleting said Exhibit H in its entirety and by substituting therefor the new form of Exhibit H which is attached hereto as Annex I.

                  18. Amendment of Line Letter. Each Bank hereby agrees that the Line

Letter, dated as of September 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "Line Letter"), among the Banks and the Company shall be amended by:

(a) deleting the date "June 30, 1998" set forth in the first paragraph thereof and by substituting therefor the date "June 29, 1999";

(b) deleting from the second paragraph under the heading "Provisions Relating to Letters of Credit" the phrase "in an amount equal to 1-3/4% per annum of such undrawn face amount" and by substituting therefor the phrase "in an amount equal to 2-1/4% per annum of such undrawn face amount"; and

(c) inserting immediately before the heading for the section entitled "Miscellaneous" contained therein, the following:

                  Unused Fee

                  The Company hereby agrees to pay to each Bank, an unused fee for the period from and including June 26, 1998 to the date upon which the Line of Credit is terminated by such Bank, computed at the rate of 1/2 of 1% per annum on the amount equal to such Bank's Ratable Share of the average daily unused amount of this Line of Credit during the period for which payment is made. Such unused fee shall be payable, in arrears, on the last day of each month and on the date upon which the Line of Credit is terminated by such Bank. THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT THE UNUSED FEE CONSTITUTES COMPENSATION TO THE BANKS FOR THEIR PAST MAINTENANCE OF THE LINE OF CREDIT AND IN NO EVENT CONSTITUTES PAYMENT FOR ANY FUTURE MAINTENANCE OF THEREOF; IN FURTHERANCE OF THE FOREGOING, IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY THE COMPANY THAT EACH BANK MAY REDUCE OR TERMINATE ITS RATABLE SHARE OF THE LINE OF CREDIT AT ANY TIME IN ACCORDANCE WITH THE TERMS HEREOF.

                  19. Representations and Warranties. The Company hereby confirms, reaffirms and restates the representations and warranties set forth in
Section 8 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Company represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                  20. Effectiveness; Fees. This Amendment shall become effective on the first date (such date, the "Effective Date") upon which the Agent has received:

(a) counterparts hereof, duly executed and delivered by the Company and each of the Banks;

(b) an amendment fee, for the ratable account of the Banks, in the amount equal to $300,000; and

(c) an incumbency certificate executed by the Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Amendment.

The Company further agrees to:

(x) deliver to the Agent, within 30 days after the Effective Date, a certified copy of the resolutions adopted by the Board of Directors of the Company, authorizing the execution and delivery of this Amendment and the performance by the Company of its obligations under the Credit Agreement (as modified hereby) and the other Loan Documents; and

(y) pay to Agent, for the ratable account of the Banks, a supplemental amendment fee on (a) the first Business Day to occur after January 1, 1999 in the amount equal to $85,000 and (b) the first Business Day to occur after April 1, 1999 in the amount equal to $85,000; provided that the fee to be paid on each such date shall be payable only to the extent that the Working Capital Commitments are then in effect or any extensions of credit under the Credit Agreement are then outstanding.

The Company and (by their execution and delivery of the Consent attached hereto) each of its Subsidiaries hereby acknowledges and agrees that (x) this Amendment shall (for purposes of the definition of the term "Obligations" contained in the Security Documents) constitute a Loan Document and (y) the supplemental amendment fee described above shall constitute a portion of the Obligations secured by the Security Documents.

                  21. Collateral Review. The Company hereby agrees to provide all reasonable assistance to counsel to the Agent in conducting a collateral and credit support review of the guarantees and security interests purportedly granted by the Company and its Subsidiaries pursuant to the Security Documents (including, without limitation, a review of the perfection of all security interests). In furtherance of the foregoing, the Company agrees to provide to the Agent such duly executed Uniform Commercial Code financing statements, amendments and termination statements as the Agent reasonably may request in order to cause the Agent to possess (for the benefit of the Banks) a first priority, perfected security interest in the collateral security provided pursuant to the Security Documents. The Company hereby further agrees that all reasonable fees, costs and expenses of counsel to the Agent in conducting such review and redressing any deficiencies that it may determine to be appropriate shall be for the account of the Company (it being understood that (a) the Agent may utilize the services of Intercounty Clearance Corporation in performing such Uniform Commercial Code searches and filings as the Agent reasonably may require in connection with such review and redress and (b) the Company promptly shall pay directly to Intercounty Clearance Corporation all of its reasonable invoiced fees and expenses in connection with such activities).

                  22. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Banks or the Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                  23. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  24. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

                             PETROLEUM HEAT AND POWER CO., INC.


                             By: /s/ George Leibowitz
                                ------------------------------------
                                Title:  Treasurer

                             THE CHASE MANHATTAN BANK (formerly known as
                             Chemical Bank), as Agent and as a Bank


                             By: /s/ William DeMilt
                                ------------------------------------
                                 Title:  Assistant Vice President

                             BANKBOSTON, N.A. (formerly known as The First National Bank of Boston)


                             By: /s/ Timothy J. Norton
                                ------------------------------------
                                 Title:  Vice President

                             NATIONSBANK, N.A.


                             By: /s/ Sean W. Cassidy
                                ------------------------------------
                                 Title:  Vice President

ACKNOWLEDGMENT AND CONSENT


                  Each of the undersigned hereby (a) acknowledges and consents to the terms of the Third Amendment to which this Acknowledgment and Consent is attached and (b) agrees that all Security Documents to which it is a party are, and shall remain, in full force and effect, both before and after giving effect to such Third Amendment.

                                                MAXWHALE CORP.
                                                ORTEP OF CONNECTICUT, INC.
                                                PETRO, INC.
                                                PETRO/CRYSTAL CORP.
                                                ORTEP OF STATEN ISLAND, INC.
                                                CBW REALTY CORP. OF
                                                CONNECTICUT
                                                OCENNET FUEL OIL CORP.
                                                ORTEP OF NEW JERSEY, INC.
                                                PUBLIC FUEL SERVICE CO., INC.
                                                ORTEP OF PENNSYLVANIA, INC.
                                                MAREX CORPORATION
                                                A.P. WOODSON COMPANY, INC.


                                                By: /s/ George Leibowitz
                                                    --------------------
                                                    Title: Treasurer

                                     ANNEX I
                                       to
                                 Fifth Amendment
                                                                       EXHIBIT H

                                     FORM OF
                           BORROWING BASE CERTIFICATE

                  This Certificate is delivered pursuant to subsection 9.1(i) of the Fourth Amended and Restated Credit Agreement, dated as of September 27, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  On behalf of the Company, the undersigned certifies that he is [the Chief Financial Officer][the Treasurer][the President] of the Company, and that, as such, he is authorized to execute this Borrowing Base Certificate on behalf of the Company and further certifies that:

                  For purposes of this Borrowing Base Certificate, the Borrowing Base and Borrowing Base Adjustment calculation date is ___________ __, 199__ (the "Calculation Date").

                  1. The value of all Eligible Accounts of the Company and its Subsidiaries as of the Calculation Date is: $ . [Schedule I hereto sets forth certain calculations used to determine such value].

                  2. The amount of credit balances existing on the books of the Company as of the Calculation Date in favor of account debtors is: $ .

                  3. The amount equal to Item 1 above minus Item 2 above is: $ .

                  4. 85% of the amount designated in Item 3 above is: $ .

                  3. The Borrowing Base (the amount designated in Item 4 above) as of the Calculation Date is: $ .

                  4. The information contained in this Borrowing Base Certificate (including the information upon which the foregoing calculations are based) is true and complete in all material respects as of the date hereof.

                  5. Except as disclosed in this Borrowing Base Certificate, there has been no material adverse change in the collectibility or enforceability of Accounts of the Company and its Subsidiaries or the market value or salability of Inventory of the Company and its Subsidiaries since , 19__.

                  6. To the best of my knowledge after due inquiry and in good faith, the calculations contained herein are determined in accordance with GAAP and the Borrowing Base calculations are based upon Accounts of the Company and its Subsidiaries which meet the criteria set forth in the Credit Agreement for Eligible Accounts.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of_________, 19__ [insert the last day of the most recent calendar month after the Agent has requested that the Company deliver a Borrowing Base Certificate pursuant to subsection 9.1(i) of the Credit Agreement].


                                 PETROLEUM HEAT AND POWER CO., INC.


                                 By:
                                    ---------------------------------------
                                    Name:
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                                                                      SCHEDULE I


                                Accounts Excluded



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
A.       Accounts which are not bona fide, legally enforceable
         obligations or do not arise from the actual sale and
         delivery of goods or rendition and acceptance of
         services the ordinary course of business                   $----------

B.       Accounts which are owed by an obligor which is an
         affiliate or Subsidiary of the Borrower                    $----------

C.       Accounts, the balance of which is in excess of
         $250,000, which are owed by an obligor who has taken
         any of the actions or suffered any of the events of
         the kind described in paragraph (g) of Section 11 of
         the Credit Agreement                                       $----------

D.       Accounts which were not invoiced within 15 days after
         the transaction date or which specify a due date more
         than 30 days after the transaction date (other than
         budget accounts and installation installment accounts)     $----------

E.       Accounts which are more than 90 days past the initial
         invoice due date                                           $----------

F.       Accounts which are not free and clear of all liens
         and other claims (except those in favor of the Agent
         for the ratable benefit of the Banks)                      $----------

G.       Accounts in which the Agent does not have a perfected
         first priority security interest                           $----------


H.       Accounts which are otherwise excluded                      $----------


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